                                                                   EXHIBIT 10.44

                   AMENDED AND RESTATED EXECUTIVE AGREEMENT
                   ----------------------------------------

     THIS AMENDED AND RESTATED AGREEMENT ("Amended and Restated Agreement"), made and entered into as of this 27th day of February, 1998 between FEDERAL REALTY INVESTMENT TRUST, an unincorporated business trust organized under the laws of the District of Columbia ("Trust"), and Steven J. Guttman ("Executive").

                                    RECITALS
                                    --------

     WHEREAS, Executive and the Trust have entered into an Executive Agreement dated April 13, 1989 ("Executive Agreement");

     WHEREAS, the Trust continues to recognize the valuable services that Executive has rendered to the Trust as President and Chief Executive Officer and desires assurance that Executive will continue his services to the Trust;

     WHEREAS, Executive is willing to continue to serve the Trust, but desires assurance that in the event of any Change in Control of the Trust he will continue to have the responsibilities and privileges he now has;

     WHEREAS, the Board of Trustees of the Trust ("Board of Trustees") has determined that the best interests of the Trust would continue to be served by providing Executive with certain protections and benefits following any Change in Control of the Trust; and

     WHEREAS, Executive and Trust wish to amend and restate the Executive Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, hereto, intended to be legally bound, agree to amend and restate the Executive Agreement as follows:

                                 PROVISIONS
                                 ----------

     1.   Change in Control.  No benefits shall be payable under this Amended
          -----------------
and Restated Agreement unless there shall have occurred a Change in Control of the Trust, as defined below. For purposes of this Amended and Restated Agreement a "Change in Control" of the Trust shall mean any of the following events:

          (a) An acquisition in one or more transactions (other than directly from the Trust or pursuant to options granted by the Trust) of any voting securities of the Trust (the "Voting Securities") by any "Person" (as the term is used for purposes of Section 13(d) or 14(d) of the Securities Act of 1934, as amended (the "Exchange Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the Trust's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Trust or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Trust (a "Subsidiary"), (ii) the Trust or any Subsidiary, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

          (b) The individuals who, as of the date of this Amended and Restated Agreement, are members of the Board of Trustees (the "Incumbent Trustees"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Trust's shareholders, of any new member was approved by a vote of at least two-thirds of the Incumbent Trustees, such new member shall, for purposes of this Amended and Restated Agreement, be considered as a member of the Incumbent Trustees; provided, further, however, that no individual shall be considered a member of the Incumbent Trustees if such individual initially assumed office

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as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Trustees (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

          (c)   Approval by shareholders of the Trust of

                (i) A merger, consolidation or reorganization involving the Trust, unless:

                       (A) the shareholders of the Trust, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least a majority of the combined voting power of the outstanding voting securities of the Person resulting from such merger or consolidation or reorganization (the "Surviving Person") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                       (B) the individuals who were members of the Incumbent Trustees immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Person,

                       (C) no Person (other than the Trust or any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Trust, or any Subsidiary, or any Person which, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of 20% or more of the then outstanding Voting Securities) has Beneficial Ownership of 20% or more of the combined voting power of the Surviving Person's then outstanding voting securities, and

                       (D) a transaction described in clauses (A) through (C) shall herein be referred to as a "Non-Control Transaction;"

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

                (ii)   A complete liquidation or dissolution of the Trust; or

                (iii) An agreement for the sale or other disposition of all or substantially all of the assets of the Trust to any Person (other than a transfer to a Subsidiary).

          Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (i) solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Trust which, by reducing the number of Voting Securities outstanding, increases the proportional number of Voting Securities Beneficially Owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Trust, and after such share acquisition by the Trust, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur; or (ii) if the Trust
(1) establishes a wholly-owned subsidiary ("Holding Company"), (2) causes the Holding Company to establish a wholly-owned subsidiary ("Merger Sub"), and (3) merges with Merger Sub, with the Trust as the surviving entity (such transactions collectively are referred as the "Reorganization"). Immediately following the completion of the Reorganization, all references to the Voting Securities shall be deemed to refer to the voting securities of the Holding Company.

          (d) Notwithstanding anything contained in this Amended and Restated Agreement to the contrary, if Executive's employment is terminated while this Amended and Restated Agreement is in effect and Executive reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a "Third Party") or
(ii) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this

Amended and Restated Agreement, the date of a Change in Control with respect to Executive shall mean the date immediately prior to the date of such termination of Executive's employment.

     2.    Termination of Employment Following Change in Control.  If a Change
           -----------------------------------------------------
in Control of the Trust occurs, Executive shall be entitled to the benefits provided in Section 3 upon the subsequent termination of Executive's employment with the Trust for any reason, either voluntarily or involuntarily, within six
(6) months of such Change of Control, unless such termination is because of Executive's death, Disability or retirement. The term "Disability" shall have the meaning assigned to it in the Trust's group long-term disability policy. The term "Retirement" shall mean termination of employment in accordance with (i) a qualified employee pension or profit-sharing plan maintained by the Trust, or
(ii) the Trust's retirement policy in effect immediately prior to the Change in Control. For purposes of this Amended and Restated Agreement, Executive's employment shall be terminated by written notice delivered by either the Trust or Executive to the other party. The date of Executive's termination of employment shall be the earlier of the date of Executive's or the Trust's written notice terminating Executive's employment with the Trust, unless such notice shall specify an effective date of termination occurring later than the date of such notice, in which event such specified effective date shall govern ("Termination Date").

     3.   Payment of Benefits upon Termination.  If, after a Change in Control
          ------------------------------------
has occurred, Executive's employment with the Trust is terminated for any reason other than for his death, Disability or Retirement, then the Trust shall pay to Executive and provide Executive, his beneficiaries and estate, the following:

          (a) The Trust shall pay to Executive a single cash payment equal to 299 percent of the sum of his annual basic salary in effect on the day prior to the Change in Control plus a bonus equal to the greater of (i) the greatest annual aggregate amount of any cash or stock bonuses paid to Executive in respect of any of the three (3) fiscal years immediately preceding such Termination Date (it being understood and agreed that such amount shall not include compensation paid pursuant to performance share awards) or (ii) the amount equal to Executive's maximum aggregate cash or stock bonus (it being understood and agreed that a bonus shall not include compensation paid pursuant to performance share awards) which could be awarded for the fiscal year in which Executive's termination occurs had he continued his employment until the end of such fiscal year, as if all performance targets and goals (if applicable) had been fully met by the Trust and by Executive, as applicable, for such year. If Executive's employment is terminated by Executive by a written notice which specifies a Termination Date at least five (5) business days later than the date of such notice, the payment shall be made on the Termination Date. If Executive gives less than five (5) business days notice, then such payment shall be made within five (5) business days of the date of such notice;

          (b) The Trust shall for a period of three (3) years following the Termination Date, except as otherwise noted, (i) maintain, at the Trust's expense, at not less than Executive's highest levels of coverage during the last twelve (12) months prior to the Change in Control, medical and dental insurance coverage by paying premiums due in connection with COBRA continuation coverage or converting its group medical and dental insurance policy to an individual policy for the benefit of Executive and paying the annual premiums associated with Executive's continued participation thereunder; (ii) maintain, at the Trust's expense, at not less than his highest levels of coverage during the last twelve (12) months prior to the Change in Control, accidental death and dismemberment policies for the benefit of Executive and pay the annual premiums associated therewith; (iii) maintain, at the Trust's expense, the split dollar individual life insurance policy (or policies) for the benefit of Executive for as long as is necessary so that the Trust shall have made a total of seven (7) annual premium payments associated therewith; (iv) maintain, at the Trust's expense, any other individual life insurance policy (or policies) in effect on the Termination Date for one (1) year following the Termination Date; and (v) to the extent that the Trust maintains a long-term disability policy (or policies) that provided coverage to Executive in excess of the coverage provided under the Trust's group long-term disability policy, maintain at not less than his highest levels of coverage during the last twelve (12) months prior to the Change in Control an individual long-term disability policy for the benefit of Executive and pay the annual premiums associated therewith. The Trust also shall convert its group long-term disability policy to an individual policy for the benefit of Executive and pay the annual premiums associated with Executive's continued participation thereunder for a period of one (1) year following the Termination Date. Notwithstanding the foregoing, Executive shall be required to pay the premiums and any other costs of such benefits in the same dollar amount that he was required to pay such costs immediately prior to the Termination Date. If the Trust is unable to provide any of the foregoing benefits directly for any reason, the Trust shall arrange to provide Executive with benefits substantially similar to those which Executive is entitled to receive under the preceding sentences;

          (c) The Trust, to the extent legally permissible, shall continue to provide to Executive for a period of three (3) years following the Termination Date (i) all other principal executive officer perquisites, allowances, accommodations of employment, and benefits on the same terms and conditions as the Trust is required to provide to Executive in the event of the termination of Executive's employment without Cause under the Employment Agreement between the Trust and Executive in effect from time to time and (ii) such principal executive officer perquisites, allowances, accommodations of employment, and benefits as are set forth in Section 3(d) of this Amended and Restated Agreement;

          (d) For the purposes of this Section (3), Executive's right to receive executive officer perquisites, allowances and accommodations of employment is intended to include (i) Executive's right to have the Trust provide Executive for a period not to exceed three (3) years from Executive's Termination Date with a telephone number assigned to Executive at the Trust's offices, telephone mail and a secretary to answer the telephone, (ii) Executive's right to have the Trust provide Executive for a period not to exceed three (3) years from Executive's Termination Date with an office at a location to be agreed upon by Executive and the Trust; provided, however, such benefits described in this Subsection 3(d)(i) shall not include physical access to the Trust's offices and will cease upon the commencement by Executive of employment with another employer, and (iii) Executive's right to have the Trust make available at the Trust's expense to Executive at Executive's option the services of an employment search/outplacement agency selected by Executive for a period not to exceed six (6) months.

     4.   Purchase Loan Forgiveness.  Upon the occurrence of a Change in
          -------------------------
Control, the Trust shall accelerate the forgiveness of the repayment of any or all of the outstanding principal on any and all Purchase Loans pursuant to the terms of such Purchase Loans as set forth in the agreement or instrument granting such Purchase Loans.

     5.   Acceleration of Options.  Upon the occurrence of a Change in Control,
          -----------------------
all restrictions on the receipt of any option to acquire or grant of Voting Securities to Executive shall lapse and such option shall become immediately and fully exercisable. Notwithstanding any applicable restrictions or any agreement to the contrary, Executive may exercise any options to acquire Voting Securities as of the Change in Control by delivery to the Trust of a written notice dated on or prior to the expiration of the stated term of the option.

     6.   Redemption.
          ----------

          (a) Except as provided in paragraph (b) below, the Trust shall within five (5) business days of receipt of written notice from Executive given at any time after the occurrence of a Change in Control but prior to the latest stated expiration date of any option held by Executive on the date of the Change in Control, redeem any Voting Securities held by Executive (whether acquired by exercise of any such option or grant or otherwise), at a price equal to the average closing price of Voting Securities as quoted on the New York Stock Exchange, or if such Voting Securities are not listed thereon, then the average of the closing "bid" and "ask" prices per share in the over-the-counter securities market for the fifteen (15) trading days prior to the date of such notice;

          (b) If, during the fifteen (15) day trading period, Voting Securities are not listed, quoted or reported on any publicly traded securities market for at least two-thirds (2/3) of the days included in such period, then the redemption price shall be determined as follows: (i) Executive shall designate in a written notice to the Trust an appraiser to appraise the value of the Voting Securities to be redeemed; (ii) within ten (10) business days of receipt of such notice the Trust shall designate an appraiser to appraise the value of the Voting Securities to be redeemed, (iii) such designated appraisers shall together designate, within ten (10) business days of the date the appraiser is designated by the Trust, a third appraiser to appraise the value of such Voting Securities, (iv) each appraiser shall value such Voting Securities within twenty (20) business days of the designation of the third appraiser using generally accepted appraisal methods for valuing such securities based upon the value of all of the Trust's assets less all of its liabilities without giving effect for any costs of liquidation or distress sale, if otherwise applicable, and (v) the average of the three (3) values determined by the three (3) appraisers shall constitute the price at which the Trust must redeem the Voting Securities covered by Executive's written notice within five (5) business days of the completion of this appraisal process. All costs and expenses associated with any appraisal prepared pursuant to this paragraph (b) shall be borne entirely by the Trust.

     7.   Excise Tax Payments.
          -------------------

          (a) In the event that any payment or benefit (within the meaning of Section 280G(b)(2) of the Code) that are provided for hereunder (other than the payment provided for in this Section 7(a)) to be paid to or for the benefit of Executive (including, without limitation, the payments or benefits provided for under any provision of this Amended and Restated Agreement) or payments or benefits under any other plan, agreements or arrangement between Executive and the Trust (a "Payment" or "Payments"), be determined or alleged to be subject to an excise or similar purpose tax pursuant to Section 4999 of the Code or any successor or other comparable federal, state, or local tax laws or any interest or penalties incurred by Executive with respect to such excise or similar purpose tax (such excise tax, together with any such interest and penalties, hereinafter collectively referred to as the "Excise Tax") the Trust shall pay to Executive such additional compensation as is necessary (after taking into account all federal, state and local taxes (including any interest and penalties imposed with respect to such taxes), including any income or Excise Tax, payable by Executive as a result of the receipt of such additional compensation) (a "Gross-Up Payment") to place Executive in the same after-tax position (including federal, state and local taxes) he would have been in had no such Excise Tax been paid or incurred.

          (b) All mathematical determinations, and all determinations as to whether any of the Total Payments are "parachute payments" (within the meaning of Section 280G of the Code), that are required to be made under this Section 7, including determinations as to whether a Gross-Up Payment is required, and the amount of such Gross-Up Payment, shall be made by an independent accounting firm selected by the Executive from among the six (6) largest accounting firms in the United States (the "Accounting Firm"), which shall provide its determination (the "Determination"), together with detailed supporting calculations regarding the amount of any Gross-Up Payment and any other relevant matter, both to the Trust and the Executive by no later than ten (10) days following the Termination Date, if applicable, or such earlier time as is requested by the Trust or the Executive (if the Executive reasonably believes that any of the Payments may be subject to the Excise Tax). If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive and the Trust with a written statement that such Accounting Firm has concluded that no Excise Tax is payable (including the reasons therefor) and that the Executive has substantial authority not to report any Excise Tax on his federal income tax return. If a Gross-Up Payment is determined to be payable, it shall be paid to the Executive within twenty (20) days after the Determination (and all accompanying calculations and other material supporting the Determination) is delivered to the Trust by the Accounting Firm. The cost of obtaining the Determination shall be borne by the Trust, any determination by the Accounting Firm shall be binding upon the

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

Trust and the Executive, absent manifest error. Without limiting the obligation of the Trust hereunder, Executive agrees, in the event that the Trust makes a Gross-Up Payment to cover any Excise Tax, to negotiate with the Trust in good faith with respect to procedures reasonably requested by the Trust which would afford the Trust the ability to contest the imposition of such Excise Tax; provided, however, that Executive will not be required to afford the Trust any right to contest the applicability of any such Excise Tax to the extent that Executive reasonably determines (based upon the opinion of the Accounting Firm) that such contest is inconsistent with the overall tax interest of Executive.

          (c) As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that a Gross-Up Payment (or a portion thereof) will be paid which should not have been paid (an "Excess Payment") or a Gross-Up Payment (or a portion thereof) which should have been paid will not have been paid (an "Underpayment"). An Underpayment shall be deemed to have occurred (i) upon notice (formal or informal) to Executive from any governmental taxing authority that Executive's tax liability (whether in respect of Executive's current taxable year or in respect of any prior taxable year) may be increased by reason of the imposition of the Excise Tax on a Payment or Payments with respect to which the Trust has failed to make a sufficient Gross-Up Payment, (ii) upon determination by a court, (iii) by reason of determination by the Trust (which shall include the position taken by the Trust, together with its consolidated group, on its federal income tax return) or (iv) upon the resolution of the Dispute to Executive's satisfaction. If an Underpayment occurs, Executive shall promptly notify the Trust and the Trust shall promptly, but in any event, at least five (5) days prior to the date on which the applicable governmental taxing authority has requested payment, pay to Executive an additional Gross-Up Payment equal to the amount of the Underpayment plus any interest and penalties (other than interest and penalties imposed by reason of Executive's failure to file a timely tax return or pay taxes shown due on Executive's return where such failure is not due to the Trust's actions or omissions) imposed on the Underpayment. An Excess Payment shall be deemed to have occurred upon a "Final Determination" (as hereinafter defined) that the Excise Tax shall not be imposed upon a Payment or Payments (or a portion thereof) with respect to which Executive had previously received a Gross-Up Payment. A "Final Determination" shall be deemed to have occurred when Executive has received from the applicable governmental taxing authority a refund of taxes or other reduction in Executive's tax liability by reason of the Excess Payment and upon either (x) the date a determination is made by, or an agreement is entered into with, the applicable governmental taxing authority which finally and conclusively binds Executive and such taxing authority, or in the event that a claim is brought before a court of competent jurisdiction, the date upon which a final determination has been made by such court and either all appeals have been taken and finally resolved or the time for all appeals has expired or (y) the statute of limitations with respect to Executive's applicable tax return has expired. If an Excess Payment is determined to have been made, the amount of the Excess Payment shall be treated as a loan by the Trust to Executive and Executive shall pay to the Trust on demand (but not less than ten (10) days after the determination of such Excess Payment and written notice has been delivered to Executive) the amount of the Excess Payment plus interest at an annual rate equal to the Applicable Federal Rate provided for in Section 1274(d) of the Code from the date the Gross-Up Payment (to which the Excess Payment relates) was paid to Executive until date of repayment of the Excess Payment to the Trust.

          (d) Notwithstanding anything contained in this Amended and Restated Agreement to the contrary, in the event that, according to the Final Determination, an Excise Tax will be imposed on any Payment or Payments, the Trust shall pay to the applicable governmental taxing authorities as Excise Tax withholding, the amount of the Excise Tax that the Trust has actually withheld from the Payment or Payments.

     8.   Mitigation. Executive shall not be required to mitigate the amount of
          ----------
any payment, benefit, or other Trust obligation provided for in this Agreement by seeking other employment or otherwise and no such payment, benefit or other Trust obligation shall be offset or reduced by the amount of any compensation or benefits provided to Executive in any subsequent employment.

     9.   General Provisions
          ------------------

          (a)   Severability.  In case any one or more of the provisions of this
                ------------
Amended and Restated Agreement shall, for any reason, be held or found by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect (i) such invalidity, illegality or unenforceability shall not affect any other provisions of this Amended and Restated Agreement,
(ii) this Amended and Restated Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and (iii) if the effect of a holding or finding that any such provision is either invalid, illegal or unenforceable is to modify to Executive's detriment, reduce or eliminate any compensation, reimbursement, payment, allowance or other benefit to Executive intended by the Trust and Executive in entering into this Amended and Restated Agreement, the Trust shall promptly negotiate and enter into an agreement with Executive containing alternative provisions (reasonably acceptable to Executive), that will restore to Executive (to the extent legally permissible) substantially the same economic, substantive and income tax benefits Executive would have enjoyed had any such provision of this Amended and Restated Agreement been upheld as legal, valid and enforceable. Failure to insist upon strict compliance with any provision of this Amended and Restated Agreement shall not be deemed a waiver of such provision or of any other provision of this Amended and Restated Agreement.

          (b)   No Set-Off.  After a Change in Control, the Trust shall have no
                ----------
right of set-off, reduction or counterclaim in respect of any debt or other obligation of Executive to the Trust against any payment, benefit or other Trust obligation to Executive provided for in this Amended and Restated Agreement or pursuant to any other plan, agreement or policy; provided, however, that the Trust may reduce any payment provided for in this Amended and Restated Agreement by the amount of any payment made to

Executive pursuant to a Restricted Share Award Agreement between Executive and the Trust in the event of a Change in Control expressly intended to act as a setoff against any payment provided for in this Amended and Restated Agreement, such intention to be evidenced only by a written instruction in such Restricted Share Award Agreement.

          (c)   Modification and Waiver.  No provision of this Amended and
                -----------------------
Restated Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be agreed to in writing and signed by Executive and by a person duly authorized by the Board of Trustees.

          (d)   No Assignment of Compensation.  No right to or interest in any
                -----------------------------
compensation or reimbursement payable hereunder shall be assignable or divisible by Executive; provided, however, that this provision shall not preclude Executive from designating one or more beneficiaries to receive any amount that may be payable after his death and shall not preclude his executor or administrator from assigning any right hereunder to the person or persons entitled thereto.

          (e)   No Attachments.  Except as required by law, no right to receive
                --------------
payments under this Amended and Restated Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation, or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void and of no effect.

          (f)   Headings.  The headings of Sections and Subsections hereof are
                --------
included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Amended and Restated Agreement.

          (g)   Governing Law.  This Amended and Restated Agreement has been
                -------------
executed and delivered in the State of Maryland shall be construed in accordance with and governed for all purposes by the laws of the State of Maryland.

          (h)   No Assignment of Agreement.  This Amended and Restated Agreement
                --------------------------
may not be assigned, partitioned, subdivided, pledged, or hypothecated in whole or in part without the express prior written-consent of Executive and the Trust. This Amended and Restated Agreement shall not be terminated either by the voluntary or involuntary dissolution or the winding up of the affairs of the Trust, or by any merger or consolidation wherein the Trust is not the surviving entity, or by any transfer of all or substantially all of the Trust's assets on a consolidated basis. In the event of any such merger, consolidation or transfer of assets, the provisions of this Amended and Restated Agreement shall be binding upon and shall inure to the benefit of the surviving entity or to the entity to which such assets shall be transferred.

          (i)   Interest on Amounts Payable.  After a Change of Control, if any
                ---------------------------
amounts which are required or determined to be paid or payable or reimbursed or reimbursable to Executive under this Amended and Restated Agreement (or under any other plan, agreement, policy or arrangement with the Trust) are not so paid promptly at the times provided herein or therein, such amounts shall accrue interest, compounded daily at the annual percentage rate which is three percentage points (3%) above the interest rate which is announced by The Riggs National Bank (Washington, D.C.) from time to time as its prime lending rate, from the date such amounts were required or determined to have been paid or payable or reimbursed or reimbursable to Executive until such amounts and any interest accrued thereon are finally and fully paid; provided, however, that in no event shall the amount of interest contracted for, charged or received hereunder exceed the maximum non-usurious amount of interest allowed by applicable law.

          (j)   Confidentiality of Employment Relationship.  The Trust, except
                ------------------------------------------
to the extent required by law, will not make or publish, without the express prior written consent of Executive, any written or oral statement concerning the terms of Executive's employment relationship with the Trust and will not, if for any reason he severs his employment with the Trust, make or publish any written or oral statement concerning Executive including, without limitation, his work-related performance or the reasons or basis for Executive severing his employment relationship with the Trust; provided, however, that the foregoing restriction is not applicable to information concerning the Executive's employment relationship with the Trust which was or became generally available to the public other than as a result of a disclosure by the Trust.

          (k)   Termination of Prior Agreements.  Except as may otherwise be
                -------------------------------
provided herein, this Amended and Restated Agreement shall terminate and supersede any and all prior written agreements existing between the Trust and Executive prior to the date hereof which principally concern payments or benefits in the event of a Change of Control, and the Trust and Executive hereby mutually release and discharge each other from any further obligation, liability or responsibility under any of the foregoing.

          (l)   Notices.  Any notice required or permitted to be given under
                -------
this Amended and Restated Agreement shall be in writing and shall be deemed to have been given when delivered in person or when deposited in the U.S. mail, registered or certified, postage prepaid, and mailed to the respective addresses set forth herein, unless a party changes its address for receiving notices by giving notice in accordance with this Subsection, in which case, to the address specified in such notice.

          (m)   Disputes; Payment of Expenses.  At any time after a Change of
                ------------------------------
Control, all costs and expenses (including legal, accounting and other advisory fees and expenses of investigation) incurred by Executive in connection with (a) any dispute as to the validity, interpretation or application of any term or condition of this Amended and Restated Agreement, (b) the determination in any tax year of the tax consequences to Executive of any amounts payable (or reimbursable) under this Amended and Restated Agreement, or (c) the preparation of responses to an Internal Revenue Service audit of, and other defense of, Executive's personal income tax return for any year which is the subject of any such audit or an adverse determination, administrative proceeding or civil litigation arising therefrom that is occasioned by or related to an audit of the Internal Revenue Service of the Trust's income tax returns are, upon written demand by Executive, to be paid by the Trust (and Executive shall be entitled, upon application to any court of competent jurisdiction, to the entry of a mandatory injunction, without the necessity of posting any bond with respect thereto, compelling the Trust) promptly on a current basis (either directly or by reimbursing Executive).
Under no circumstances shall Executive be obligated to pay or reimburse the Trust for any attorneys' fees, costs or expenses incurred by the Trust.

          (n)   Federal Income Tax Withholding.  The Trust may withhold from any
                ------------------------------
benefits payable under this Amended and Restated Agreement all federal, state, city or other taxes (other than any excise tax imposed under Section 4999 of the Code or any similar tax to which the indemnity provisions of Section 7 of this Amended and Restated Agreement apply) as shall be required pursuant to any law or governmental regulation or ruling.

          (o)   Continued Employment.  This Amended and Restated Agreement shall
                --------------------
not confer upon the Executive any right with respect to continuance of employment by the Trust.

          (p)   Source of Payments.  All payments provided under this Amended
                ------------------
and Restated Agreement shall be paid in cash from the general funds of the Trust, and no special or separate fund shall be established and no other segregation of assets shall be made to assure payment.

          (q)   Exculpatory Clause.  Neither the Trust's shareholders nor the
                ------------------
Trustees, officers, employees or agents of the Trust shall be liable under this Amended and Restated Agreement, and the Executive shall look solely to the Trust's estate for the payment of any claim under or for performance of this Amended and Restated Agreement. The Trust is organized pursuant to a Third Amended and Restated Declaration of Trust dated as of May 24, 1984.

          (r)   Counterparts.  This Amended and Restated Agreement may be
                ------------
executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amended and Restated Agreement as of the day and year indicated above.


                                  /s/ Steven J. Guttman
                                  --------------------------------------------
                                  (Executive's Signature)
                                  Executive's Permanent Address:

                                  5126 Wissioming Road
                                  Bethesda, MD 20816

                                  FEDERAL REALTY INVESTMENT TRUST


                                  By: /s/ Kristin Gamble
                                  --------------------------------------------
                                  Name:  Kristin Gamble
                                  Title:  Chair, Compensation Committee


                                  Address:

                                  1626 East Jefferson Street
                                  Rockville, MD 20852

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